Exhibit 19.3


  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


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  Collection Period                                                                                                 September, 2001
  Distribution Date                                                                                                        10/15/01
  Transaction Month                                                                                                               2


  I. ORIGINAL DEAL PARAMETERS
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,799,999,995.78              162,770

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $572,600,000.00         3.461%                      May 15, 2002
   Class A-2 Notes                                                  842,000,000.00         3.710%                September 15, 2003
   Class A-3 Notes                                                  970,000,000.00         4.310%                     June 15, 2005
   Class A-4 Notes                                                  191,710,000.00         4.720%                 December 15, 2005
   Class B Notes                                                     81,419,000.00         5.010%                    March 15, 2006
   Class C Certificates                                              54,240,000.00         5.410%                      May 15, 2006
   Class D Certificates                                              54,240,000.00         7.000%                  January 15, 2008
                                                                     -------------
      Total                                                      $2,766,209,000.00


  II. COLLECTIONS

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $14,151,455.97               $27,368.73          $14,178,824.70
  Repurchased Loan Proceeds Related to Interest                           9,264.55                     0.00                9,264.55
                                                                          --------                     ----                --------
      Total                                                         $14,160,720.52               $27,368.73          $14,188,089.25

  Servicer Advances:
  Principal Advances                                                         $0.00               $72,754.21              $72,754.21
  Interest Advances                                                   3,722,507.98                 3,914.85            3,726,422.83
                                                                      ------------                 --------            ------------
      Total                                                          $3,722,507.98               $76,669.06           $3,799,177.04

  Principal:
  Principal Collections                                             $56,206,567.32              $554,836.35          $56,761,403.67
  Prepayments in Full                                                26,882,497.52               274,185.83           27,156,683.35
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,118,948.30                     0.00            1,118,948.30
  Payahead Draws                                                              0.00                39,316.90               39,316.90
                                                                              ----                ---------               ---------
      Total                                                         $84,208,013.14              $868,339.08          $85,076,352.22

  Liquidation Proceeds                                                                                                   $93,193.12
  Recoveries from Prior Month Charge-Offs                                                                                      0.00
                                                                                                                               ----
      Total Principal Collections                                                                                    $85,169,545.34

  Principal Losses for Collection Period                                                                                $208,603.93
  Total Regular Principal Reduction                                                                                  $85,357,710.36

  Total Collections                                                                                                 $103,156,811.63


  III. FUNDS AVAILABLE FOR DISTRIBUTION

  Total Collections                                                                                                 $103,156,811.63
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
                                                                                                                               ----
      Total                                                                                                         $103,156,811.63

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2001
  Distribution Date                                                                                                        10/15/01
  Transaction Month                                                                                                               2

  IV. DISTRIBUTIONS
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,176,870.27        $2,176,870.27                $0.00
   Amount per $1,000 of Original Balance               0.79                 0.79                 0.00


                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                    $1,252,493.38        $1,252,493.38               $0.00                $0.00               $0.00
   Class A2 Notes                     2,603,183.33         2,603,183.33                0.00                 0.00                0.00
   Class A3 Notes                     3,483,916.67         3,483,916.67                0.00                 0.00                0.00
   Class A4 Notes                       754,059.33           754,059.33                0.00                 0.00                0.00
   Class B Notes                        339,924.33           339,924.33                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $8,433,577.04        $8,433,577.04               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $244,532.00          $244,532.00               $0.00                $0.00               $0.00
   Class D Certificates                 316,400.00           316,400.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $560,932.00          $560,932.00               $0.00                $0.00               $0.00


  Total Note and Cert. Interest:     $8,994,509.04        $8,994,509.04               $0.00                $0.00               $0.00

  Total Available for Principal Distribution$91,985,432.32

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount       13,906,384.10
   Regular Principal Distribution Amount    451,377,821.81
                                            --------------
      Principal Distribution Amount        $465,284,205.91

  Noteholder Principal Distributions:
   Class A1 Notes                                        $91,985,432.32
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $91,985,432.32


  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:             $91,985,432.32

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $103,156,811.63
  Total Distribution (incl. Servicing Fee) $103,156,811.63

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2001
  Distribution Date                                                                                                        10/15/01
  Transaction Month                                                                                                               2

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $160.65                   $2.19                  $162.83
  Class A2 Notes                                                 0.00                    3.09                     3.09
  Class A3 Notes                                                 0.00                    3.59                     3.59
  Class A4 Notes                                                 0.00                    3.93                     3.93
  Class B Notes                                                  0.00                    4.18                     4.18
                                                                 ----                    ----                     ----
      Total Notes                                              $34.61                   $3.17                   $37.78


  Class C Certificates                                          $0.00                   $4.51                    $4.51
  Class D Certificates                                           0.00                    5.83                     5.83
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.17                    $5.17

  Total Notes and Certificates:                                $33.25                   $3.25                   $36.50

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,550,413,205.91       0.9596212                $2,458,427,773.59       0.9250107
  Class A1 Notes                              465,284,205.91       0.8125816                   373,298,773.59       0.6519364
  Class A2 Notes                              842,000,000.00       1.0000000                   842,000,000.00       1.0000000
  Class A3 Notes                              970,000,000.00       1.0000000                   970,000,000.00       1.0000000
  Class A4 Notes                              191,710,000.00       1.0000000                   191,710,000.00       1.0000000
  Class B Notes                                81,419,000.00       1.0000000                    81,419,000.00       1.0000000
  Class C Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
  Class D Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,658,893,205.91       0.9612047                $2,566,907,773.59       0.9279515



  Portfolio Information
  Weighted Average Coupon (WAC)                         7.94%                                           7.96%
  Weighted Average Remaining Maturity (WAM)             46.38                                           45.61
  Remaining Number of Receivables                     195,004                                         191,738
  Portfolio Receivable Balance              $2,701,441,543.95                               $2,616,083,833.59

  VII. OVERCOLLATERALIZATION INFORMATION
  Specified Overcollateralization Amount                                                                     $12,160,838.36
  Specified Credit Enhancement Amount                                                                        $26,160,838.34
  Yield Supplement Overcollateralization Amount                                                              $79,577,011.78
  Target Level of Overcollateralization                                                                      $91,737,850.14

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  Beginning Reserve Account Balance                                                                          $13,999,999.98
  Specified Reserve Account Balance                                                                           13,999,999.98
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             13,999,999.98
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $13,999,999.98
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2001
  Distribution Date                                                                                                        10/15/01
  Transaction Month                                                                                                               2

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

  Liquidation Proceeds                                                                                                   $93,193.12
  Recoveries from Prior Month Charge-Offs                                                                                     $0.00
  Total Losses for Collection Period                                                                                    $269,510.57
  Charge-off Rate for Collection Period (annualized)                                                                          0.08%
  Cumulative Net Losses for all Periods                                                                                 $231,298.62


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,185                $30,530,021.76
  61-90 Days Delinquent                                                                           276                 $3,922,610.53
  91-120 Days Delinquent                                                                            4                    $50,494.47
  Over 120 Days Delinquent                                                                          0                         $0.00

  Repossesion Inventory                                                                            77                 $1,120,219.84


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0240%
  Current Collection Period                                                                                                 0.0796%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0062%
  Current Collection Period                                                                                                 0.1460%
  Three Month Average                                                                                                       0.0000%


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


  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2001
  Distribution Date                                                                                                        10/15/01
  Transaction Month                                                                                                               2

  Worksheet Information

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $2,432,641.89                   $141,783.41
  New Advances                                                                           3,698,222.60                     76,538.37
  Servicer Advance Recoveries                                                            1,458,932.56                     24,088.17
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $4,671,931.93                   $194,233.61

  Current Month Interest Advances for Prepaid Loans                                        $24,285.38                       $130.69

  Payahead Account
  Beginning Payahead Account Balance                                                                                    $132,761.77
  Additional Payaheads                                                                                                   320,535.44
  Payahead Draws                                                                                                         316,397.95
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                       $136,899.26



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